UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 6, 2013
Date of Report (Date of earliest event reported)

BERRY PETROLEUM COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-9735	77-0079387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Broadway, Suite 3700 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 999-4400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01  OTHER EVENTS

On December 6, 2013, Berry Petroleum Company (“Berry” or the “Company”) reached an agreement in principle to settle a purported stockholder class action on behalf of Berry stockholders filed in the Court of Chancery of the State of Delaware on April 12, 2013 (the “Action”) on the terms and conditions set forth in a memorandum of understanding.

The Action, captioned David Hall v. Berry Petroleum Company, et al., C.A. No. 8476-VCG, names as defendants Berry, the members of its board of directors, Bacchus HoldCo, Inc., a direct wholly owned subsidiary of the Company (“HoldCo”), Bacchus Merger Sub, Inc., a direct wholly owned subsidiary of HoldCo (“Bacchus Merger Sub”), LinnCo, LLC (“LinnCo”), Linn Energy, LLC (“Linn Energy”) and Linn Acquisition Company, LLC, a direct wholly owned subsidiary of LinnCo (“LinnCo Merger Sub”).   The Action alleges that the individual defendants breached their fiduciary duties in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of February 20, 2013 and amended as of November 3, 2013 and November 13, 2013  (as amended, the “Merger Agreement”), by and among Berry, HoldCo, Bacchus Merger Sub, LinnCo, LinnCo Merger Sub and Linn Energy, by engaging in an inadequate sales process that resulted in an unfair price for Berry and by failing to disclose all material information regarding the transactions, and that the entity defendants aided and abetted those alleged breaches of fiduciary duty.

The memorandum of understanding contemplates that the parties will enter into a stipulation of settlement (the “Stipulation”).  The memorandum of understanding further provides that, among other things, (1) the parties will submit the Stipulation to the Delaware court for review and approval; (2) the Stipulation will provide for dismissal with prejudice of the Action; (3) all proceedings in the Action, except for those related to the settlement, shall be stayed and the plaintiff agrees to stay and not to initiate any other proceedings other than those incident to the settlement itself; (4) the Stipulation will include a general release of defendants of all claims relating to the merger and related transactions and (5) the proposed settlement is conditioned on, among other things, class certification and final approval by the Delaware court after notice to the Company’s stockholders.

In connection with the settlement of the Action, Berry, Linn and LinnCo have agreed to make the following amended and supplemental disclosures (the “Amended and Supplemental Disclosures”) to the joint proxy statement/prospectus filed with the Securities and Exchange Commission on November 14, 2013 (the “Joint Proxy Statement/Prospectus”).  The Amended and Supplemental Disclosures should be read in conjunction with the Joint Proxy Statement/Prospectus, which should be read in its entirety.  Defined terms used but not defined herein have the meanings set forth in the Joint Proxy Statement/Prospectus.

The settlement will not affect the timing of the special meeting of the Berry stockholders, the annual meeting of Linn unitholders or the annual meeting of LinnCo shareholders, which are each scheduled to be held on December 16, 2013, or the amount of the consideration to be paid to Berry stockholders in connection with the proposed transaction.  The settlement is not, and should not be construed as, an admission of wrongdoing or liability by any defendant.  The defendants continue to believe that the Action is without merit and vigorously deny the allegations that Berry’s directors breached their fiduciary duties.  Likewise, defendants do not believe that any disclosures regarding the Mergers are required under applicable laws other than that which has already been provided in the Joint Proxy Statement/Prospectus.  Furthermore, nothing in this Current Report on Form 8-K (this “Report”) or any settlement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth in this Report.  However, to avoid the risk of the putative stockholder class action delaying or adversely affecting the Mergers, to minimize the substantial expense, burden, distraction and inconvenience of continued litigation and to fully and finally resolve the claims, Berry, Linn and LinnCo have agreed to make these amended and supplemental disclosures to the Joint Proxy Statement/Prospectus.

AMENDED AND SUPPLEMENTAL DISCLOSURES

Summary—Comparative Market Prices and Share Information

1.
The following disclosure amends and supplements the disclosure on page 13 of the Joint Proxy Statement/Prospectus by replacing the table following the first paragraph on such page in its entirety with the following:

	Berry Class A Common Stock	LinnCo Common Shares	Equivalent per Share Value
At November 1, 2013	$48.75	$33.21	$55.79
At November 12, 2013	$50.24	$31.61	$53.10
At December 6, 2013	$49.94	$31.16	$52.35

The Merger—Background of the Merger

2.
The following disclosure amends and supplements the disclosure on page 89 of the Joint Proxy Statement/Prospectus by replacing the first sentence of the fifth paragraph on such page in its entirety with the following:

On January 14, 2013, the earliest opportunity at which they could conveniently speak to each other, Mr. Heinemann informed Martin H. Young, Jr., chairman of the Berry board of directors, of his conversation with Mr. Ellis regarding a potential business combination between Berry and LinnCo.

3.
The following disclosure amends and supplements the disclosure on page 90 of the Joint Proxy Statement/Prospectus by replacing the sixth sentence of the first paragraph on such page in its entirety with the following:

The LinnCo and LINN boards of directors authorized Mr. Ellis to propose a stock-for-stock merger between Berry and LinnCo in which each share of Berry common stock would be converted into between 1.10 and 1.15 LinnCo common shares, which would result in consideration to the Berry shareholders of between approximately $43.99 and $45.99 per share based on the closing price of LinnCo common shares on January 29, 2013.

4.
The following disclosure amends and supplements the disclosure on page 90 of the Joint Proxy Statement/Prospectus by replacing the third sentence of the fifth paragraph on such page in its entirety with the following:

Mr. Heinemann informed Mr. Ellis that he would be able to recommend a transaction at an exchange ratio of 1.275 LinnCo common shares for every share of Berry common stock, which would result in consideration to the Berry shareholders of approximately $51.13 per share based on the closing price of LinnCo common shares on February 1, 2013.

5.	The following disclosure amends and supplements the disclosure on page 90 of the Joint Proxy Statement/Prospectus by replacing the first paragraph on such page in its entirety with the following:

On February 3, 2013, Mr. Ellis contacted Mr. Heinemann and proposed an exchange ratio of 1.15 LinnCo common shares for each share of Berry common stock, which would result in consideration to the Berry shareholders of approximately $46.12 per share based on the closing price of LinnCo common shares on February 1, 2013. Mr. Heinemann expressed his view that such an exchange ratio would not be acceptable to the Berry board of directors and that an exchange ratio of 1.20 LinnCo common shares, which would result in consideration to the Berry shareholders of approximately $48.12 per share based on the closing price of LinnCo common shares on February 1, 2013, would more likely be acceptable. Following further discussion and negotiation, Mr. Ellis informed Mr. Heinemann that he was prepared to recommend to the LinnCo board of directors that LinnCo move forward with evaluation of a potential acquisition of Berry in a stock-for-stock merger on the basis of an exchange ratio of 1.19 LinnCo common shares for each share of Berry common stock, which would result in consideration to the Berry shareholders of approximately $47.72 per share based on the closing price of LinnCo common shares on February 1, 2013. At the conclusion of the conversation, Mr. Heinemann informed Mr. Ellis that he would discuss the proposal with the Berry board of directors.

6.	The following disclosure supplements the disclosure on page 92 of the Joint Proxy Statement/Prospectus by adding the following disclosure at the end of the first full paragraph on such page:

Berry did not request that Credit Suisse contact Company A, Company B or any additional parties, based on an assessment of the relative risks and potential benefits in contacting additional potential transaction counterparties, including the risks of confidentiality breaches, the nature of its prior discussions with Company A and Company B and an assessment of the likelihood that another party would be interested in making an acquisition proposal to Berry.

7.
The following disclosure amends and supplements the disclosure on page 93 of the Joint Proxy Statement/Prospectus by replacing the third sentence of the third full paragraph on such page in its entirety with the following:

Credit Suisse noted that the price of Berry common stock had increased, and the price of LinnCo common shares and LINN units had decreased, since the parties had initially discussed an exchange ratio of 1.19, which would result in consideration to the Berry shareholders of approximately $43.63 per share based on the closing price of LinnCo common shares on February 15, 2013.

8.
The following disclosure amends and supplements the disclosure on page 94 of the Joint Proxy Statement/Prospectus by replacing the third and fourth sentences of the second full paragraph on such page in their entirety with the following:

During this discussion, Mr. Ellis proposed a revised exchange ratio of 1.23 LinnCo common shares per outstanding share of Berry common stock, which would result in consideration to the Berry shareholders of approximately $45.51 per share based on the closing price of LinnCo common shares on February 19, 2013. In response to Mr. Heinemann’s proposed 1.27 exchange ratio, which would result in each holder of Berry common stock receiving consideration with a value of approximately $46.99 per share based on the closing price of LinnCo common shares on February 19, 2013, Mr. Ellis ultimately increased his proposed exchange ratio to 1.25, which would result in consideration to the Berry shareholders of approximately $46.25 per share based on the closing price of LinnCo common shares on February 19, 2013.

9.
The following disclosure amends and supplements the disclosure on pages 96 and 97 of the Joint Proxy Statement/Prospectus by replacing the last paragraph beginning on page 96 in its entirety with the following:

On July 1, 2013, the Berry board of directors held a telephonic meeting.  At the request of the Berry board of directors, representatives from Wachtell Lipton were also in attendance.  At that meeting, Mr. Heinemann informed the Berry board of directors that Berry had received a document preservation request from the Enforcement Division of the SEC related to the SEC Inquiry regarding LINN and LinnCo.  Mr. Heinemann further noted that LINN’s adjusted EBITDA and distributable cash flow had been modeled by the Company and Credit Suisse as part of their evaluation of the merger.

On August 19, 2013, the Berry board of directors held a meeting.  At the request of the Berry board of directors, representatives from Wachtell Lipton were also in attendance.  Mr. Heinemann informed the Berry board of directors at that meeting that management had held discussions with LINN and LinnCo regarding the SEC Inquiry, and Mr. Heinemann informed the board of management’s understanding of the status of LINN and LinnCo’s discussions with the Enforcement Division of the SEC.  At this meeting, the board of directors discussed with management and with Berry’s advisors the potential consequences to Berry if the merger were not to be consummated prior to October 31, 2013 (the “End Date”).  As part of this discussion, the board reviewed the fact that the initial merger agreement provided that any of the parties had the right to unilaterally terminate the merger agreement if the merger agreement was not consummated prior to the End Date, without the payment of any termination fee or penalty, but that the agreement did not automatically terminate on the End Date.  Mr. Heinemann further noted that the parties could agree to amend the merger agreement to extend the End Date.  During this meeting, the Berry board of directors also reviewed Berry’s 2013 Corporate Strategy Action Plan that reflected potential long-term strategies that the Company might consider in the event that the proposed merger with LinnCo was not consummated.

On September 11, 2013, after the parties determined that the previously established record date of June 24, 2013 was no longer suitable, Mr. Ellis and Mr. Heinemann discussed: (i) resetting the record date to September 30, 2013 for the parties’ respective shareholder/unitholder meetings and (ii) extending the End Date to a date later than October 31, 2013. After discussions with outside counsel, the parties agreed to reset the record date to September 30, 2013. Mr. Heinemann stated that the Berry board of directors could not approve an extension of the End Date at this time.

10.	The following disclosure supplements the disclosure on page 97 of the Joint Proxy Statement/Prospectus by adding the following disclosure at the end of the second full paragraph on such page:

During the course of the discussions regarding a possible extension of the End Date and amendment to the initial merger agreement, Mr. Heinemann periodically spoke with the individual members of the Berry board of directors in order to keep them contemporaneously informed on the status of the discussions and negotiations between the parties.

11.
The following disclosure amends and supplements the disclosure on page 98 of the Joint Proxy Statement/Prospectus by replacing the fifth sentence of the last paragraph beginning on such page in its entirety with the following:

Mr. Heinemann informed the Berry board of directors that Mr. Ellis informed him earlier that day that the staff of the Division of Corporation Finance of the SEC had no further comments to the most recently filed amendment to the registration statement  and further noted that LINN and LinnCo did not have any new developments to disclose regarding the status of the SEC inquiry and shareholder litigation against LINN and LinnCo.

12.	The following disclosure supplements the disclosure on page 99 of the Joint Proxy Statement/Prospectus by adding the following disclosure at the end of the third full paragraph on such page:

During the meeting, the Berry board of directors discussed negotiation strategies, tactics and other factors related to the negotiation of the exchange ratio, including estimates of the valuations of LINN and LinnCo, the recent trading history of LINN units and LinnCo common shares, the range of possible outcomes of the ongoing SEC inquiry regarding LINN and LinnCo and the possibility that the exchange ratio proposed by Mr. Ellis on the morning of October 31, 2013 might be reduced by Mr. Ellis.

13.
The following disclosure amends and supplements the disclosure on page 99 of the Joint Proxy Statement/Prospectus by replacing the fourth full paragraph on such page in its entirety with the following:

After the market close on November 1, 2013, Mr. Ellis contacted Mr. Heinemann to discuss a revised exchange ratio. Taking into consideration the increase in the market price of LinnCo common shares, Mr. Ellis noted that he could not offer an exchange ratio of 1.75, which would result in consideration to the Berry shareholders of approximately $58.12 per share based on the closing price of LinnCo common shares on November 1, 2013 and instead proposed a revised exchange ratio of 1.65 LinnCo common shares for each share of Berry common stock. Based on the closing price of LinnCo common shares on November 1, 2013, such an exchange ratio would result in consideration to the Berry shareholders of approximately $54.80 per share, which Mr. Ellis noted was close to the $55 per Berry share of consideration that Mr. Heinemann had previously requested. Mr. Heinemann responded by proposing that the exchange ratio be increased to 1.72 LinnCo common shares for each share of Berry common stock, which would result in consideration to the Berry shareholders of approximately $57.12 per share based on the closing price of LinnCo common shares on November 1, 2013. Mr. Ellis responded that he could not agree to a 1.72 exchange ratio, and Mr. Ellis and Mr. Heinemann agreed to have members of their management discuss with each other their calculations of expected accretion based on different exchange ratios. Those discussions took place later in the day on November 1, 2013.

14.
The following disclosure amends and supplements the disclosure on page 99 of the Joint Proxy Statement/Prospectus by replacing the third sentence of the fifth full paragraph on such page in its entirety with the following:

Mr. Heinemann responded by requesting that the exchange ratio be increased to 1.70 LinnCo common shares per share of Berry common stock, which would result in consideration to the Berry shareholders of approximately $56.46 per share based on the closing price of LinnCo common shares on November 1, 2013.

The Merger—Opinion of the Financial Advisor to Berry

15.
The following disclosure amends and supplements the disclosure on page 109 of the Joint Proxy Statement/Prospectus by replacing the last sentence of the third paragraph on such page with the following:

The financial analyses summarized below do not reflect the potential synergies and other potential benefits from the application of LinnCo’s tax attributes (including NOLs) to Berry cash flow.

16.	The following disclosure supplements the disclosure on page 109 of the Joint Proxy Statement/Prospectus by adding the following disclosure prior to the last paragraph beginning on such page:

For purposes of its analyses and opinion Credit Suisse used financial metrics based on the Linn Projections that Credit Suisse deemed appropriate in performing the relevant types of financial analyses whether or not such financial metrics were or continue to be publicly disclosed by Linn for financial reporting purposes.  As a consequence, Credit Suisse did not request or perform analyses based on Linn projections adjusted for the fact that Linn no longer used certain terms for financial reporting purposes.  As noted above, in connection with its review, Credit Suisse did not independently verify any of the foregoing information and Credit Suisse assumed and relied upon such information being complete and accurate in all respects material to its analyses and opinion. With respect to the Berry Projections and the LINN Projections that Credit Suisse used in its analyses, the managements of Berry and LINN advised Credit Suisse and Credit Suisse assumed that such financial forecasts were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the managements of Berry and LINN as to the future financial performance of Berry, LinnCo and LINN, respectively, and Credit Suisse expressed no view or opinion with respect to such financial forecasts or the assumptions upon which they were based.

17.
The following disclosure supplements the disclosure on page 111 of the Joint Proxy Statement/Prospectus by adding the following disclosure following the first sentence of the fourth paragraph on such page:

Between the initial public offering of LinnCo common shares and February 20, 2012, LinnCo common shares traded at a 7.5% discount to a 4.3% premium to the trading price of a Linn unit.  Publicly available research analyst price targets for LinnCo common shares as of February 20, 2012 reflected a 6.4% discount to a 6.8% premium to publicly available research analyst price targets for LINN units as of February 20, 2012.  Between the announcement of the proposed merger and November 1, 2013, LinnCo common shares traded at a 2.0% premium to a 18.6% premium to the trading price of a Linn unit.  Publicly available research analyst price targets for LinnCo common shares as of November 1, 2013 reflected a 0.0% premium to a 8.1% premium to publicly available research analyst price targets for LINN units as of November 1, 2013.

18.	The following disclosure supplements the disclosure on page 113 of the Joint Proxy Statement/Prospectus by adding the following disclosure at the end of the first paragraph on such page:

Between the initial public offering of LinnCo common shares and February 20, 2012, LinnCo common shares traded at a 7.5% discount to a 4.3% premium to the trading price of a Linn unit.  Publicly available research analyst price targets for LinnCo common shares as of February 20, 2012 reflected a 6.4% discount to a 6.8% premium to publicly available research analyst price targets for LINN units as of February 20, 2012.  Between the announcement of the proposed merger and November 1, 2013, LinnCo common shares traded at a 2.0% premium to a 18.6% premium to the trading price of a Linn unit.  Publicly available research analyst price targets for LinnCo common shares as of November 1, 2013 reflected a 0.0% premium to a 8.1% premium to publicly available research analyst price targets for LINN units as of November 1, 2013.

19.	The following disclosure amends and supplements the disclosure on page 114 of the Joint Proxy Statement/Prospectus by replacing the table on such page with the following:

				Enterprise Value /
			Implied
			Enterprise		Proved	Daily
Date			Value	LTM	Reserves	Production
Announced	Acquiror	Target	($ in millions)	EBITDA	($/Boe)	($/Boe/d)
12/05/2012	Freeport-McMoRan Copper & Gold Inc.	Plains Exploration & Production Company	$17,377	5.3x	$32.31	$100,675
07/23/2012	CNOOC Limited	Nexen Inc.	17,952	4.1	19.94	89,699
04/25/2012	Halcón Resources Corporation	GeoResources, Inc.	1,060	11.0	34.19	138,095
01/16/2012	Denver Parent Corporation	Venoco, Inc.	1,591	6.9	15.31	74,027
10/17/2011	Statoil ASA	Brigham Exploration Company	4,822	17.9	72.14	287,024
10/10/2011	Sinopec Group	Daylight Energy Ltd.	3,030	9.4	31.78	87,024
07/20/2011	CNOOC Limited	OPTI Canada Inc.	2,076	NM	10.64	197,667
07/15/2011	BHP Billiton Group	Petrohawk Energy Corporation	15,223	12.4	26.93	67,644
11/09/2010	Chevron Corporation	Atlas Energy, Inc.	4,315	19.2	30.46	323,648
04/15/2010	Apache Corporation	Mariner Energy, Inc.	3,921	7.4	21.64	65,665
04/04/2010	Sandridge Energy, Inc.	Arena Resources Inc.	1,426	9.9	20.60	173,597
03/22/2010	CONSOL Energy Inc.	CNX Gas Corporation	987	2.6	12.08	84,567
12/14/2009	Exxon Mobil Corporation	XTO Energy Inc.	40,496	6.0	11.51	58,783
11/01/2009	Denbury Resources Inc.	Encore Acquisition Company	4,465	11.8	16.30	79,537
07/14/2008	Royal Dutch Shell plc	Duvernay Oil Corporation	5,838	18.8	60.88	218,766
07/17/2007	Plains Exploration & Production Company	Pogo Producing Company	3,749	7.1	17.12	76,400
01/07/2007	Forest Oil Corporation	The Houston Exploration Company	1,589	4.6	14.56	46,507
06/23/2006	Anadarko Petroleum Corporation	Kerr-McGee Corporation	18,000	6.4	18.26	66,577
06/23/2006	Anadarko Petroleum Corporation	Western Gas Resources, Inc.	5,385	10.2	24.66	115,280
04/21/2006	Petrohawk Energy Corporation	KCS Energy Inc.	2,008	5.7	26.02	79,503
01/23/2006	Helix Energy Solutions Group, Inc.	Remington Oil and Gas Corporation	1,312	6.2	28.22	96,240
12/12/2005	ConocoPhillips Company	Burlington Resources Inc.	36,400	6.3	17.49	75,639
10/13/2005	Occidental Petroleum Corporation	Vintage Petroleum, Inc.	3,976	7.5	8.88	52,204
04/04/2005	Chevron Corporation	Unocal Corporation	18,900	5.1	10.17	41,569
01/26/2005	Cimarex Energy Co.	Magnum Hunter Resources Corporation	2,211	6.6	12.84	52,536

NM refers to “not meaningful.”

20.	The disclosure on page 115 of the Joint Proxy Statement/Prospectus is amended by deleting in their entirety the words “with a reduced maximum commitment” in the last paragraph on such page.

The Merger—Background of the Merger

21.
The following disclosure supplements the disclosure on page 148 of the Joint Proxy Statement/Prospectus by adding the following sentence following the sixth sentence of the second paragraph on such page:

In addition, certain of the unaudited prospective financial and operating information, including LINN EBITDA and distributable cash flow, represents financial metrics that LINN no longer uses in its public reporting.

22.
The following disclosure supplements the disclosure on page 149 of the Joint Proxy Statement/Prospectus by adding the following text following the heading “Pricing Assumptions” in the first table on such page:

(based on NYMEX pricing)

*           *           *
ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transactions, LinnCo and Linn have filed with the SEC a registration statement on Form S-4 (Registration No. 333-187484) that includes a joint proxy statement of LinnCo, LINN and Berry that also constitutes a prospectus of LINN and LinnCo. Each of Berry, LINN and LinnCo also plan to file other relevant documents with the SEC regarding the proposed transactions. INVESTORS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the definitive joint proxy statement/prospectus and other relevant documents filed by Berry, LINN and LinnCo with the SEC at the SEC’s website at www.sec.gov. You may also obtain these documents by contacting LINN’s and LinnCo’s Investor Relations department at (281) 840-4193 or via e-mail at ir@linnenergy.com or by contracting Berry’s Investor Relations department at (303) 999-4071 or via email at ir@bry.com.

PARTICIPANTS IN THE SOLICITATION

Berry, LINN and LinnCo and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transactions. Information about LinnCo and LINN’s directors and executive officers is available in the Registration Statement on Form S-4 relating to the merger.  Information about Berry’s directors and executive officers is available in Berry’s Form 10-K/A for the year ended December 31, 2012, dated April 30, 2013. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the definitive joint proxy statement/prospectus and other relevant materials filed with the SEC regarding the proposed transactions. Investors should read the definitive joint proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from Berry, LINN or LinnCo using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the press release included herewith contains forward-looking statements concerning the proposed transactions, its financial and business impact, management’s beliefs and objectives with respect thereto, and management’s current expectations for future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “intends,” “likely,” “will,” “should,” “to be,” and any similar expressions or other words of similar meaning are intended to identify those assertions as forward-looking statements. It is uncertain whether the events anticipated will transpire, or if they do occur what impact they will have on the results of operations and financial condition of LINN, LinnCo, Berry or of the combined company. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including but not limited to the ability of the parties to satisfy the conditions precedent and consummate the proposed transactions, the timing of consummation of the proposed transactions, the ability of the parties to secure regulatory approvals in a timely manner or on the terms desired or anticipated, the ability of LINN to integrate the acquired operations, the ability to implement the anticipated business plans following closing and achieve anticipated benefits and savings, and the ability to realize opportunities for growth. Other important economic, political, regulatory, legal, technological, competitive and other uncertainties are identified in the documents filed with the Securities and Exchange Commission (the “SEC”) by Berry, LINN and LinnCo from time to time, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements including in this Current Report on Form 8-K and the press release are made only as of the date hereof. None of Berry, LINN nor LinnCo undertakes any obligation to update the forward-looking statements included in this Current Report on From 8-K or the press release to reflect subsequent events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERRY PETROLEUM COMPANY

Dated: December 9, 2013	By:	/s/ Davis O. O’Connor
		Name:	Davis O. O’Connor
		Title:	Corporate Secretary